Exhibit 10.1

Execution

EXPENSE REIMBURSEMENT AGREEMENT

This EXPENSE REIMBURSEMENT AGREEMENT (this “Agreement”) is entered into as of March 3, 2015, by and among, (i) Genpact Limited, a company organized under the laws of Bermuda (the “Company”) and (ii) Bain Capital Partners, LLC (“Bain”).

RECITALS

WHEREAS, certain affiliates of Bain Capital Investors, LLC are significant shareholders of the Company.

WHEREAS, Bain provides valuable personnel resources and other support to the sales and M&A efforts of the Company and its subsidiaries, including financial, managerial, operational and strategic advice, and such other services as may be mutually agreed from time to time by the Company and Bain (the “Services”).

WHEREAS, the Company has agreed to reimburse Bain for certain out-of-pocket expenses incurred by Bain in connection with the provision of the Services.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Services. During the Term, Bain shall provide to the Company and its subsidiaries such Services as Bain and the Company mutually agree from time to time. The Company acknowledges that Bain’s services are not exclusive to the Company and that Bain will render similar services to other persons and entities.  Bain and the Company understand that the Company may, at times, engage one or more investment bankers or financial advisers to provide services in addition to any Services provided by Bain.  In providing Services to the Company, Bain will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.

2.
Term.  This Agreement will continue in full force and effect until December 31, 2015; provided that this Agreement shall be automatically extended on such date and each December 31 thereafter for an additional year unless the Company or Bain provides written notice of its desire not to automatically extend the term of this Agreement to the other party hereto at least 60 days prior to such December 31; provided, further, however, that this Agreement may be terminated at any time by any party serving a written notice of termination to the other party (the period on and after the date hereof through the termination hereof being referred to herein as the “Term”); and provided further, that each of (x) Sections  3(b), 3(c), 4, 5, 7, 8, 9, 10 and 11 hereof will all survive any termination of this Agreement to the maximum extent permitted under applicable law and (y) any and all accrued and unpaid obligations of the Company owed to Bain under Section 3(a) hereof will be paid promptly upon any termination of this Agreement.  At the end of the Term, all obligations of Bain under this Agreement will terminate.

3.	Expenses; Indemnification.

(a)
Expenses.  The Company will reimburse Bain on a quarterly basis for all Expenses, including for Expenses incurred from January 1, 2013 to the date hereof that have not been previously reimbursed by the Company.  Bain shall issue an invoice to the Company for Expenses within 30 calendar days following each March 31, June 30, September 30 and December 31; provided, that each such invoice (other than the invoice issued within thirty days of March 31, 2015 (the “Q1 2015 Invoice”)) shall only include Expenses incurred during the prior two quarters that have not been previously reimbursed by the Company (e.g., an invoice issued on January 15 shall only include Expenses incurred after the prior June 30 that have not been previously reimbursed by the Company); provided, that the Q1 2015 Invoice may include Expenses incurred from January 1, 2013 that have not been previously reimbursed by the Company.  The Company shall pay each such invoice within 30 calendar days of its issue date by wire transfer in cash or other immediately available funds to the account(s) designated by Bain.  As used herein, “Expenses” means all reasonable out-of-pocket expenses of Bain or its affiliates incurred relating to the Services, supported by reasonable documentation.

(b)
Indemnity and Liability.  The Company hereby indemnifies and agrees to exonerate and hold Bain, Bain Capital Investors, LLC, each of their respective affiliates and each of the respective directors, officers, employees, general or limited partners, managers, members, stockholders and controlling person of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, damages and costs and expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of or relating to the Services, except for any such Indemnified Liabilities arising from the Indemnitees’ gross negligence or willful misconduct.  If, and to the extent that, the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under the Company’s organizational documents and applicable law.  The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation.  Notwithstanding the foregoing or any other provisions hereof, the rights of the Indemnitees (other than Bain) hereunder may only be exercised on their behalf by Bain.

(c)
Indemnification Priority.  The Company hereby acknowledges that the rights to indemnification provided pursuant to this Section 3 may also be provided to certain Indemnitees by Bain, Bain Capital Investors, LLC and certain of their respective affiliates (in each case, other than the Company) (collectively, the “Affiliate Indemnitors”) and by insurers providing insurance coverage to the Affiliated Indemnitors.  The Company hereby agrees that, as between itself and the Affiliate Indemnitors and their insurers, (i) the Company is the indemnitor of first resort with respect to all such indemnifiable claims against such Indemnitees (i.e., its obligations to such Indemnitees are primary and any obligation of the Affiliate Indemnitors to provide indemnification for the same liabilities incurred by such Indemnitees are secondary), (ii) the Company shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and such Indemnitee), without regard to any rights such Indemnitee may have against the Affiliate Indemnitors or any of their insurers and (iii) the Company irrevocably waives, relinquishes and releases the Affiliate Indemnitors from any and all claims against the Affiliate Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company agrees to indemnify the Affiliate Indemnitors directly for any amounts that the Affiliate Indemnitors pay as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee is entitled to indemnification from the Company pursuant to this Agreement.  The Company further agrees that no advancement or payment by the Affiliate Indemnitors on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing and the Affiliate Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company under this Agreement, and the Company shall cooperate with the Indemnitee in pursuing such rights.

4.	Disclaimer and Limitation of Liability; Opportunities.

(a)
Disclaimer; Standard of Care.  Bain not make any representations or warranties, express or implied, in respect of the services to be provided by Bain hereunder.  In no event will Bain or any of the Indemnitees be liable to the Company or any of its affiliates for any act, alleged act, omission or alleged omission under this Agreement that does not constitute gross negligence or willful misconduct of the Consultant as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b)
To the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine under applicable law shall not apply to Bain or any of its directors, officers, employees or members. None of Bain or any of its directors, officers, employees or members shall be liable to the Company or any of its Subsidiaries or to the shareholders of the Company or any of its subsidiaries solely because Bain or any of its directors, officers, employees or members or any of their respective affiliates not notify the Company of, or provide to the Company, a corporate opportunity or pursues or acquires a corporate opportunity for, or directs a corporate opportunity to, itself or another person.

5.
Limitation of Liability.  In no event will Bain or any of the Indemnitees be liable to the Company or any of its affiliates for any indirect, special, punitive, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, relating to the Services. Additionally, in no event shall the aggregate liability of the Consultant and all of the Indemnitees with respect to this Agreement or any services provided hereunder exceed the Expenses incurred by Bain pursuant to Section 3 of this Agreement.

6.
Assignment, etc.  Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of the other party.  Notwithstanding the foregoing, the provisions hereof for the benefit of Indemnitees other than Bain itself shall also inure to the benefit of such other Indemnitees and their successors and assigns.

7.
Amendments and Waivers.  No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by Bain and the Company (or their respective successors).  No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion.  No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8.	Governing Law; Jurisdiction.

(a)
Choice of Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without regard to the conflict of laws principles of such State).

(b)
Consent to Jurisdiction.  Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, City of New York, County of New York.  Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, City of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts.  Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such action, suit or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 hereof does not constitute good and sufficient service of process.  The provisions of this Section 8 will not restrict the ability of any party to enforce in any court any judgment obtained in a court included in clause (i) above.

(c)
Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8(C) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.
Entire Agreement, Etc.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10.
Notice.  All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, DHL, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Company, to it at:

Genpact Limited
Canon’s Court
22 Victoria Street, Hamilton HM
Bermuda
Attention:  General Counsel

with copies to:

Wilmer Cutler Pickering Hale & Dorr LLP
7 World Trade Center
250 Greenwich Street
New  York, NY 10007
Attention: Knute J. Salhus

If to Bain, to it at:

Bain Capital Partners, LLC,
John Hancock Tower
200 Clarendon Street
Boston, MA 02116
Attention: David Humphrey

with copies to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
U.S.A.
Attention:   William M. Shields
           Michael Roh

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail.  Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11.
Severability.  If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced, and the parties hereto shall negotiate in good faith to seek to enter into substitute provisions incorporating, as nearly as possible, the purpose, intent and effect of such unenforceable provision.  To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof is found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12.	Miscellaneous

(a)
Counterparts.  This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

(b)
Interpretation.  The headings contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation hereof.  As used herein the word “including” shall be deemed to mean “including without limitation”.  This Agreement reflects the mutual intent of the parties and no rule of construction against the drafting party shall apply.

(c)
No Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer, and, except for Indemnitees as defined in Section 3 hereof (but subject to the rights of the Consultant to exercise the rights of the same), no provision hereof shall confer third party beneficiary rights upon any other Person or entity.

[Remainder of Page Left Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

Genpact Limited

By:	/s/ Heather D. White
Name: Heather D. White
Title: Senior Vice President

[Signature page to Expense Reimbursement Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

Bain Capital Partners, LLC

By:	/s/ David Humphrey
Name: David Humphrey
Title: Managing Director

[Signature page to Expense Reimbursement Agreement]